UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

GARTNER, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14443	04-3099750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of principal executive offices, including zip code)

(203) 316-1111

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 per value per share	IT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes Issuance

On June 22, 2020, Gartner, Inc. (the “Company”) closed its previously announced offering of $800,000,000 aggregate principal amount of 4.500% Senior Notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of June 22, 2020 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Notes were issued at an issue price of 100.000% and bear interest at a rate of 4.500% per annum. Interest on the Notes is payable on January 1 and July 1 of each year, beginning on January 1, 2021. The Notes will mature on July 1, 2028.

The Company may redeem some or all of the Notes at any time on or after July 1, 2023 for cash at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date. Prior to July 1, 2023, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 104.500% plus accrued and unpaid interest to, but excluding, the redemption date. In addition, the Company may redeem some or all of the Notes prior to July 1, 2023, at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the redemption date, plus a “make-whole” premium. If the Company experiences specific kinds of change of control and a ratings decline, it will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.

The Notes are the Company’s general unsecured senior obligations, and are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries, equal in right of payment to all of the Company’s and Company’s guarantor subsidiaries’ existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness, if any. The Notes are jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries that have outstanding indebtedness or guarantee other specified indebtedness.

The Indenture contains covenants that limit, among other things, the Company’s ability and the ability of some of the Company’s subsidiaries to:

•	create liens; and

•	merge or consolidate with other entities.

These covenants will be subject to a number of exceptions and qualifications.

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest on all the then outstanding Notes issued under the Indenture to be due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes (included in the Indenture), which is filed as Exhibit 4.1 herewith and incorporated by reference herein.

The Notes have not been registered under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

4.1

Indenture (including form of Notes), dated as of June 22, 2020, among Gartner, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the $800,000,000 aggregate principal amount of 4.500% Senior Notes due 2028.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 23, 2020	By:	/s/ Craig W. Safian
Craig W. Safian Executive Vice President and Chief Financial Officer